Exhibit 21


                      LIST OF SUBSIDIARIES



                                          State or Jurisdiction
          Name                              of Incorporation
          ----                            ---------------------

Photronics International
  Engineering, Inc.                           Virgin Islands


Photronics California, Inc.                       California


Photronics Texas, Inc.                                 Texas


Photronics Financial Services, Inc.                  Florida


Photronics Investment Services, Inc.                  Nevada


Photronics-Toppan Texas, Inc.                          Texas


Beta Squared, Inc.                               Connecticut


PLI Management Corp.                                 Florida


Photronics Singapore Pte., Ltd.                    Singapore


Photronics (UK) Limited                              England


Photronics Connecticut, Inc.                     Connecticut


Photronics Colorado, Inc.                           Colorado


Photronics, S.A. (60% owned)                     Switzerland


Chip Canal Associates, Ltd.                          England